Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CNS, Inc.:

We consent to the incorporation by reference in the Registration Statements (File Nos. 333-109110, 333-68310, 333-42108, 333-60017, 33-59719, 33-42971, 33-29454, 33-19043, 33-15044 and 33-14052) on Form S-8 of CNS, Inc. and subsidiaries of our reports dated June 3, 2005, with respect to the consolidated balance sheets of CNS, Inc. and subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2005 and the effectiveness of internal control over financial reporting as of March 31, 2005, which reports appear in the March 31, 2005 annual report on Form 10-K of CNS, Inc.

/s/   KPMG LLP

Minneapolis, Minnesota
June 10, 2005